EX‑31

Rule 13a-14(d)/15d-14(d) Certifications.

I, Leah Nivison, certify that:

1.

I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the GS Mortgage Securities Trust 2015-GS1 (the "Exchange Act periodic reports");

2.

Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.

Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5.

All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Wells Fargo Bank, National Association, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Situs Holdings, LLC, as Operating Advisor, Berkeley Point Capital LLC, as Primary Servicer, Wells Fargo Bank, National Association, as Primary Servicer for the Hammons Hotel Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Hammons Hotel Portfolio Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the Hammons Hotel Portfolio Mortgage Loan, Citibank, N.A., as Certificate Administrator for the Hammons Hotel Portfolio Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the Hammons Hotel Portfolio Mortgage Loan, Situs Holdings, LLC, as Operating Advisor for the Hammons Hotel Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Hammons Hotel Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Hammons Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the DoubleTree Hotel Universal Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the DoubleTree Hotel Universal Mortgage Loan, U.S. Bank National Association, as Trustee for the DoubleTree Hotel Universal Mortgage Loan, U.S. Bank National Association, as Certificate Administrator for the DoubleTree Hotel Universal Mortgage Loan, U.S. Bank National Association, as Custodian for the DoubleTree Hotel Universal Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the DoubleTree Hotel Universal Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the DoubleTree Hotel Universal Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the DoubleTree Hotel Universal Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 590 Madison Avenue Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the 590 Madison Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 590 Madison Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the 590 Madison Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 590 Madison Avenue Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 590 Madison Avenue Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 590 Madison Avenue Mortgage Loan, Berkeley Point Capital LLC, as Primary Servicer for the Element LA Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Element LA Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Element LA Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Element LA Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Element LA Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Element LA Mortgage Loan, Park Bridge Lender Services LLC as Asset Representations Reviewer for the Element LA Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Element LA Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the Element LA Mortgage Loan.

Dated: March 23, 2017

/s/ Leah Nivison
Chief Executive Officer

(senior officer in charge of securitization of the depositor)